Exhibit 99.1

FINRA APPROVES NAME CHANGE / TICKER CHANGE TO “FOMO CORP. / FOMC”

Chicago IL, May 7, 2021 – FOMO CORP. (https://www.fomoworldwide.com/ - US OTC: FOMC) is pleased to announce that it has received confirmation from FINRA (the “Financial Industry Regulatory Authority” corporation) that the pending Company name change and ticker change to “FOMO CORP. / FOMC” from “2050 Motors, Inc. / ETFM” will be effective today, May 7, 2021, on or around the market open.

This corporate action opens a new chapter for the company as it allows FOMO to shed the connection to its prior business, which had nothing to do with today’s focus on technology business incubation and acceleration launched two years ago. Management believes the move is a watershed event and will eliminate confusion among existing and future stakeholders. The Company continues to perform due diligence on announced and planned acquisitions, is reviewing potential investments in other technology businesses, and is in discussions with institutional investors and advisors to finance growth, though there can be no assurances.

Said Dr. Wayman Baker, PhD, FOMO’s EVP for Corporate Development and Investor Relations: “I am proud to have had a role in completing this corporate action and would like to thank our legal counsel and the analyst and committee at FINRA who most recently handled our case for their dedication and professionalism.”

Vik Grover, CEO of FOMO, commented: “Completing this corporate action is a major step for FOMO as we seek to expand our investment portfolio, which today is heavily focused on capabilities in Clean Technology that make buildings smarter, healthier, and more energy efficient but also has a sizable pipeline under review. This event was several months in the making, and I would like to thank our teammates and advisors for their assistance and our shareholders for their patience. Now more than ever, we are laser focused on the future and I am excited for what will come next.”

In other corporate news, the March 31, 2021 quarterly financials are being reviewed by FOMO’s audit firm and are on schedule to be filed by the May 17, 2021 deadline, though there can be no assurances. Federal and State tax returns for fiscal years 2018, 2019, and 2020 will soon be filed, substantiating a significant net operating loss carry forward (“NOL”) which will potentially be a valuable tax offset in 2021-2022+ while strengthening FOMO’s financial reporting.”

About FOMO CORP.

FOMO CORP. is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford targets access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies. For further information on the Company and its closed and planned acquisitions see the following:

https://www.fomoworldwide.com/ (public company website),

https://purgevirus.com/ (stock purchase closed),

https://independenceled.com/ (asset purchase closed),

https://energyintelligencecenter.com/ (asset purchase closed),

https://smartguard-energy.com/ (definitive agreement signed),

https://www.luxsolutions.com/ (definitive agreement signed),

https://www.ecoliteled.com/ (letter of intent signed).

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

Contacts:

Wayman Baker, PhD
EVP Corporate Development and Investor Relations
FOMO CORP.
630-286-9560
ir@fomoworldwide.com

https://www.fomoworldwide.com/

Dwain Schenck
Media Contact

203-223-5230

dwain@schenckstrategies.com

www.schenckstrategies.com